UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2015

LIQUID HOLDINGS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36024	46-3252142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 River Street
Suite 1204
Hoboken, New Jersey 07030

(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (212) 293-1836

800 Third Avenue, 38th Floor

New York, NY 10022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 13, 2015, Liquid Holdings Group, Inc. (the “Company”) entered into an Agreement of Sublease (the “Sublease”) with Meridian Capital Group, LLC (the “Sublessee”) for the entire rentable area of the 38th floor at 800 Third Avenue, New York, New York 10022 (the “Sublease Space”). Concurrent with entering into the Sublease, the Company has moved its corporate headquarters to its existing office space at 111 River Street, Suite 1204, Hoboken, New Jersey 07030, thereby incurring no incremental build-out costs. The Company will continue to maintain a New York sales presence in its existing space on the 37th floor at the same 800 Third Avenue location.

The initial fixed rent for the first year of the Sublease will be $71,160 per month (with the first two months being abated as a rent concession), increasing at 2.5% per annum, and the Company will pay a one-time real estate commission fee of approximately $220,000. In addition to the fixed rent, the Sublessee will be responsible for certain costs and charges identified in the Sublease, including certain utility expenses, real estate taxes, insurance and operating costs. The initial term of the Sublease is for 51 months and can be renewed at the Sublessee’s election for a term ending in December 2023, concurrent with the end of the Company’s underlying lease for the Sublease Space.

The foregoing summary of the Sublease is not intended to be complete and is qualified in its entirety by reference to the full text of the Sublease attached hereto as Exhibit 10.1, which is incorporated into this Item 1.01 by reference.

Item 2.02	Results of Operations and Financial Condition.

On May 13, 2015, the Company issued a press release regarding its entry into the Sublease for its prior headquarters location, as reported in Item 1.01 above. The press release also noted that the Company expected to realize a reduction in operating expenses of over $850,000 annually, beginning in the third quarter of 2015. It also announced that the Company had a cash and cash equivalents balance of approximately $17.5 million as of March 31, 2015. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Agreement of Sublease, dated May 13, 2015, between Liquid Holdings Group, Inc. and Meridian Capital Group, LLC
99.1	Press Release dated May 13, 2015.

Cautionary Statement Concerning Forward-Looking Statements

This report contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. These statements include, among others, statements relating to the expected reduction in the Company’s operating expenses and lack of additional build-out costs in connection with the move of its corporate headquarters to Hoboken, NJ. These statements are based on the Company's beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond the Company's ability to control or predict and you should be aware that the occurrence of certain events, including those referenced in the sections titled “Risk Factors” in our 2013 Form 10-K or our subsequent Quarterly Reports on Form 10-Q, could harm the Company's business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Except as required by applicable law, the Company is under no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUID HOLDINGS GROUP, INC.

Date: May 14, 2015

	By:	/s/ Peter R. Kent
Name: Peter R. Kent
Title: Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement of Sublease, dated May 13, 2015, between Liquid Holdings Group, Inc. and Meridian Capital Group, LLC
99.1	Press Release dated May 13, 2015.